ABERDEEN FUNDS

Registration No. 811-22132
FORM N-SAR
Semi-Annual Period Ended April 30, 2013

SUB-ITEM 77M: Mergers

The response to question 77M regarding Mergers with respect to the merger of Aberdeen U.S. Equity II Fund with and into Aberdeen U.S. Equity Fund is hereby incorporated by reference to the 485BPOS Post-Effective
Amendment # 56 on Form N1-A as filed with the Securities and Exchange Commission on February 25, 2013 (SEC Accession No. 0001104659-13-013870).